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[ITC/\DELTACOM logo]                                            Exhibit 99.1

Investor Contacts:                                      Media Contact:
Douglas A. Shumate        Mary A. Edwards               Moss Crosby
Senior Vice President     Manager                       Vice President of
Chief Financial Officer   Investor Relations            Marketing
706-385-8189              706-385-8016                  256-382-3851
dshumate@itcdeltacom.com  medwards@itcdeltacom.com      mcrosby@itcdeltacom.com

         IT/\DELTACOM, INC. ANNOUNCES PROPOSED PLAN OF REORGANIZATION TO
                        REDUCE TOTAL DEBT BY $515 MILLION

   The Company Obtains $30 Million Equity Financing Commitment From Existing
                     Stockholders as Part of Proposed Plan

WEST POINT, Ga. (June 25, 2002) - ITC/\DeltaCom, Inc. (Nasdaq/NM: ITCD), a provider of integrated telecommunications and technology solutions to businesses in the southern United States, today announced that the Company and members of an unofficial committee of holders of the Company's senior notes and subordinated convertible notes have reached an agreement in principle to implement a reorganization of the Company. The members of the noteholder committee and other noteholders that support the reorganization proposal hold in the aggregate approximately 62% of the Company's senior notes and approximately 74% of the Company's convertible notes.

The proposed plan of reorganization will result in the elimination of approximately $515 million in principal amount of the Company's senior and subordinated note debt. The reorganization will represent a key step in positioning ITC/\DeltaCom for the future by giving the Company a much improved capital structure and liquidity position.

In order to complete the reorganization as expeditiously as possible, the Company today has filed a Chapter 11 bankruptcy petition in the United States Bankruptcy Court for the District of Delaware. The Chapter 11 filing includes only the parent company, ITC/\DeltaCom, Inc. The Company's operating subsidiaries, which include Interstate FiberNet, Inc. and ITC/\DeltaCom Communications, Inc., are not part of the bankruptcy proceeding.

During the reorganization process, the Company will conduct business as usual with its customers and will continue to provide its retail and wholesale customers with a bundle of communications solutions and services throughout the Company's markets. Vendors of the Company will continue to be paid in the ordinary course and the Company's management will remain in place.

Under the terms of the proposed plan of reorganization:

    . All of the Company's $415 million principal amount of senior note debt will be eliminated and the Company's senior noteholders will receive 81.5% of the reorganized Company's common stock.

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    .   All of the Company's $100 million principal amount of subordinated convertible note debt will be eliminated and the Company's convertible noteholders will receive 5% of the reorganized Company's common stock.

    . The existing holders of the Company's common stock, Series A preferred stock and Series 6 preferred stock collectively will receive a total of 1% of the reorganized Company's common stock.

    . Campbell B. Lanier, III, a director and current stockholder, and SCANA Corporation, a current stockholder, each have agreed to purchase $15 million of a new issue of the reorganized Company's convertible preferred stock. The preferred stock will be convertible into a total of 10.5% of the reorganized Company's common stock, and the purchasers also will receive warrants to purchase up to an additional 2% of the reorganized Company's common stock. In consideration for making this financing commitment, Mr. Lanier and SCANA will receive shares of common stock representing 2% of the reorganized Company's common stock. Mr. Lanier has the right to assign any portion of his purchase commitment, subject to specified conditions.

    . The Company will make a rights offering to its existing common and preferred stockholders. In the rights offering, these holders will be entitled to purchase on a pro rata basis, up to a specified amount, the convertible preferred stock and warrants that Mr. Lanier and SCANA have agreed to purchase. The purchase commitments of Mr. Lanier and SCANA will be proportionately reduced by any purchases made in the rights offering.

    . Assuming repayment of certain capital lease obligations, the Company expects that its total indebtedness will be reduced from approximately $724 million at March 31, 2002 to approximately $194 million of indebtedness under its senior credit facility and capital leases. As a result, the Company also estimates that its 2002 annual interest expense on a pro forma basis will decrease from approximately $55 million to between approximately $11 million and $13 million.

The foregoing percentages of the reorganized Company's common stock to be received by current security holders give effect to the conversion of the new convertible preferred stock.

Certain holders of the reorganized Company's equity securities will be entitled to registration rights with respect to their shares.

Additional terms of the proposed plan of reorganization include the following:

    . The board of directors of the reorganized Company will initially be composed of seven members. Larry F. Williams will continue to serve as Chairman of the Board and the existing noteholders will be entitled to designate a total of four board members, two of whom will be independent directors. Holders of the Series A preferred stock will be entitled to designate the remaining two directors to the reorganized Company's board.

    . The Company's existing senior management team, led by Chief Executive Officer Larry F. Williams, will remain in place.

The Company has approximately $23.2 million in cash currently available as of the date of the filing. Based on such cash availability, the Company does not currently require and does not expect to obtain debtor-in-possession financing.

The implementation of the pre-negotiated plan of reorganization is dependent upon a number of conditions typical in similar reorganizations including, among other things, bankruptcy court

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approval of the pre-negotiated plan of reorganization and related solicitation materials. Additional terms and conditions of the reorganization plan will be outlined in a disclosure statement which will be sent to security holders entitled to vote on the plan of reorganization after it is approved by the bankruptcy court.

The Company's common stock is currently listed on the Nasdaq National Market. In accordance with policies of the Nasdaq Stock Market, the common stock may be subject to delisting as a result of the filing. The proposed plan of reorganization will require the Company to use its best efforts to list the new common stock on the Nasdaq National Market or another registered securities exchange upon consummation of the reorganization.

The securities discussed in this news release as issuable pursuant to the proposed plan of reorganization will not be and have not been registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Statements contained in this news release regarding ITC*DeltaCom's expected financial condition and operating results, cost savings, capita/ expenditures, revenue growth, network deployment, product design and implementation, business strategy and other planned events and expectations are forward-looking statements that involve risks and uncertainties. Actual future results or events may differ materially from these statements. Readers are referred to the documents filed by ITCADeltaCom with the Securities and Exchange Commission, including ITQDeltaCom's annual report on Form IO-K filed on April 1, 2002, for a discussion of important risks that could cause actual results to differ from those contained or implied in the forward-looking statements. These risks, which are discussed in ITC*DeltaCom's filings under the heading `Risk Factors," include dependence on new product development, rapid technological and market change, dependence upon rights of way and other third party agreements, debt service and other cash requirements, liquidity constraints and risks related to future growth and rapid expansion. Other important risks factors that could cause actual events or results to differ from those contained or implied in the forward-looking statements include, without limitation, customer reductions in services, delays or difficulties in deployment and implementation of colocation arrangements and facilities, appeals of or failures by third parties to comply with rulings of governmental entities, inability to meet installation schedules, general economic and business conditions, failure to maintain underlying service/vendor arrangements, competition, adverse changes in the regulatory or legislative environment, and various other factors beyond ITCYDeltaCom's control. ITCADeltaCom expressly disclaims any obligation to update any forward-looking statements whether to reflect events or circumstances after the date hereof or otherwise.

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